UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: October 15, 2012
(Date of earliest event reported)

ITT CORPORATION
(Exact name of registrant as specified in its charter)

Indiana	1-5672	13-5158950
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
1133 Westchester Avenue White Plains, New York (Address of principal executive offices) 10604 (Zip Code)

(914) 641-2000 Registrant’s telephone number, including area code:

Not Applicable
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01           Entry into a Material Definitive Agreement.

On October 15, 2012, ITT Corporation (“ITT” or the “Company”) entered into an agreement (the “Acquisition Agreement”) with Joh. Heinr. Bornemann GmbH (“Bornemann Pumps”) pursuant to which ITT will acquire all the issued and outstanding stock of Bornemann Pumps for €206 million.  Founded in 1853 in Obernkirchen, Germany, Bornemann Pumps is a global market leader with a strong international installed base of multiphase pumping systems for the oil and gas market. The company also serves the industrial, food and pharmaceutical sectors.  Bornemann Pumps has an estimated fiscal 2012 revenue of €115 million and employs more than 550 employees globally.

The acquisition will be funded from the company’s cash and is expected to close in the fourth quarter of 2012, subject to customary closing conditions, including the attainment of appropriate regulatory approvals.

The Acquisition Agreement is in the German language.  The foregoing description of the Acquisition Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Acquisition Agreement, a translation of which ITT intends to file as an exhibit to a later filing with the Securities and Exchange Commission.

Item 7.01           Regulation FD Disclosure.

Attached hereto as Exhibit 99.1 and incorporated by reference herein is a press release, dated October 15, 2012, issued by the Company announcing the Acquisition Agreement described above. This press release shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01.  Financial Statements and Exhibits.

(d)       Exhibits

Exhibit No.	Description
99.1	Press Release issued by ITT Corporation, dated October 15, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ITT CORPORATION
(Registrant)

October 15, 2012	By:	/s/ Burt M. Fealing
		Name:	Burt M. Fealing
		Title:	Senior Vice President, General Counsel and Secretary
(Authorized Officer of Registrant)